UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23677	76-0460831

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida		33021

(Address of principal executive offices)		(Zip code)

(954) 364-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On October 13, 2004, the Board of Directors of Technical Olympic USA, Inc. (the “Company”) authorized the Company’s management to transfer the listing of the Company’s common stock to the New York Stock Exchange (“NYSE”) from the NASDAQ National Market System (“NASDAQ”), and on October 15, 2004, the Company filed its initial listing application with the NYSE. The listing application requested listing on the NYSE of the Company’s common stock and all of its outstanding debt securities. The NYSE authorized the Company’s listing on October 15, 2004.

     The Company anticipates that trading in its common stock and debt securities on the NYSE will begin on November 9, 2004. The Company’s common stock will trade under the ticker symbol “TOA.” The Company’s debt securities will trade under the following symbols:

“TOAY10” for the Company’s $200 million of 9% Senior Notes Due July 1, 2010;
“TOAZ10” for the Company’s $100 million of 9% Senior Notes Due July 1, 2010;
“TOA12” for the Company’s $185 million of 10 3/8% Senior Subordinated Notes due July 1, 2012; and
“TOA11” for the Company’s $125 million of 7 1/2% Senior Subordinated Notes due March 15, 2011.

     The Company anticipates that the last day of trading of the Company’s common stock on NASDAQ will be November 8, 2004.

     A copy of the press release announcing the transfer of the Company’s listing to the NYSE is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

99.1	Press Release, dated October 18, 2004, of Technical Olympic USA, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 18, 2004

TECHNICAL OLYMPIC USA, INC.
/s/ Randy L. Kotler
Randy L. Kotler
Vice President — Chief Accounting Officer

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Index to Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release, dated October 18, 2004, of Technical Olympic USA, Inc.

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